EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of American Lorain Corporation on Form S-8, of our report dated February 18, 2009 for the year ended December 31, 2008, appearing in the Prospectus filed on May 15, 2009, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, of American Lorain Corporation.

/s/ Samuel H. Wong & Co., LLP

South San Francisco, California July 24, 2009	Samuel H. Wong & Co., LLP Certified Public Accountants